EXHIBIT 11

                       IVAX CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)
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THREE MONTHS  ENDED MARCH 31,                                                                           1996            1995
                                                                                                     ------------   -------------
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PRIMARY EARNINGS PER COMMON SHARE:

    Income before extraordinary items                                                                $   35,896     $     23,303
    Extraordinary items                                                                                      (1)              54
                                                                                                     ------------   -------------
    Net income for primary computation                                                               $   35,895     $     23,357
                                                                                                     ============   =============
    Average number of common and dilutive common
        equivalent shares-primary                                                                       121,379          117,564
                                                                                                     ============   =============

    Earnings before extraordinary items                                                              $      .30     $        .20
                                                                                                     ============   =============

    Net earnings                                                                                     $      .30     $        .20
                                                                                                     ============   =============

FULLY DILUTED EARNINGS PER COMMON SHARE:

    Income before extraordinary items                                                                $   35,896     $     23,303
    Adjustment for interest expense on 9.00% Convertible
        Subordinated Debentures, net of tax                                                                   -               19
                                                                                                     ------------   -------------
    Adjusted income before extraordinary items for fully
        diluted computation                                                                              35,896           23,322
    Extraordinary items                                                                                      (1)              54
                                                                                                     ------------   -------------
    Net income for fully diluted computation                                                         $   35,895     $     23,376
                                                                                                     ============   =============
    Average number of common and dilutive common
        equivalent shares-fully diluted                                                                 121,384          118,690
                                                                                                     ============   =============

    Earnings before extraordinary items                                                              $       .30    $        .20
                                                                                                     ============   =============

    Net earnings                                                                                     $       .30    $        .20
                                                                                                     ============   =============

AVERAGE NUMBER OF COMMON SHARES AND
    DILUTIVE COMMON SHARE EQUIVALENTS

Primary shares:
    Average number of common shares outstanding                                                         119,831         114,328
    Incremental shares for options and warrants                                                           1,548           3,236
                                                                                                     ------------   -------------
                                                                                                        121,379         117,564
                                                                                                     ============   =============
Fully diluted shares:
    Average number of common shares outstanding                                                         119,831         114,328
    Incremental shares for options and warrants                                                           1,553           4,076
    Conversion equivalent of 9.00% Convertible
        Subordinated Debentures                                                                               -             286
                                                                                                     ------------   -------------
                                                                                                        121,384         118,690
                                                                                                     ============   =============
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